EXHIBIT 1.2

                        AMERICAN CHURCH MORTGAGE COMPANY

                          SOLICITING DEALERS AGREEMENT

Ladies and Gentlemen:

     We have entered into an agreement (the "Distribution Agreement") which is a part hereof and attached hereto, with American Church Mortgage Company, a Minnesota corporation (the "Company"), under which we have agreed to use our best efforts to solicit subscriptions for the Series C Secured Investor Certificates (the "Certificates") of the Company. The Company is offering to the public an aggregate maximum of $20,000,000 worth of Certificates at a price of $1,000 per Certificate (the "Offering").

     In connection with the performance of our obligations under Section 2 of the Distribution Agreement, we are authorized to use the services of securities dealers who are members of the Financial Industry Regulatory Agency (the "Soliciting Dealers") to solicit subscriptions. You are hereby invited to become a Soliciting Dealer and, as such, to use your best efforts to solicit subscribers for Certificates, in accordance with the following terms and conditions:

     1. A registration statement (the "Registration Statement") with respect to $20,000,000 worth of Certificates has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and has become effective. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request. We will also provide you with reasonable quantities of any supplemental literature prepared by the Company in connection with the offering of the Certificates.

     2. Solicitation and other activities by the Soliciting Dealers hereunder shall be undertaken only in accordance with the Distribution Agreement, this Agreement, the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the applicable rules and regulations of the Commission, the Blue Sky Memorandum hereinafter referred to and the Rules of FINRA. In offering the sale of Certificates to any person, each Soliciting Dealer shall have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry) that: (i) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus and has a net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity, (ii) the purchase of the Certificates is otherwise suitable for such person, and each Soliciting Dealer shall maintain records disclosing the basis upon which each Soliciting Dealer determined the suitability of any persons offered Certificates; and (iii) such person meets the suitability standards established for the offering in the states in which the Soliciting Dealer is soliciting transactions.

     Each Soliciting Dealer agrees: (i) to deliver to each person who subscribes for the Certificates, a Prospectus, as then supplemented or amended, prior to the tender of his account application (the "Account Application"); (ii) to comply promptly with the written request of any person for a copy of the Prospectus during the period between the effective date of the Registration Statement and the later of the termination of the distribution of the Certificates or the expiration of 90 days after the first date upon which the Certificates were offered to the public; (iii) deliver in accordance with applicable law or as prescribed by any state securities administrator to any person a copy of any document included within the Registration Statement, including delivering the Articles and Bylaws (as each is defined in the Prospectus) to investors who are residents of states which we advise you in writing require delivery of such additional documents to prospective investors resident in their states; and (iv) to maintain in its files for at least six years documents disclosing the basis upon which the determination of suitability was reached as to each purchaser of Certificates.

     3. Subject to the terms and conditions set forth herein and in the Distribution Agreement, the Company shall pay to you (i) a selling commission of ____% per Share for all Certificates sold for which you have acted as Soliciting Dealer pursuant to this Agreement. Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Certificates if the Company rejects a proposed subscriber's Account Application.

     4. We reserve the right to notify you by telegram or by other means of the number of Certificates reserved for sale by you. Such Certificates will be reserved for sale by you until the time specified in our notification to you. Sales of any reserved Certificates after the time specified in the notification to you or any requests for additional Certificates will be subject to rejection in whole or in part.

     5. Payments for Certificates shall be made payable to "American Church Mortgage Company" and forwarded together with a copy of the Account Application, which is attached to the Prospectus, executed by the subscriber, to American Investors Group, Inc., 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343, shall be transmitted not later than noon of the next business day after receipt of such Account Application and check (when your internal supervisory procedures are completed at the site at which the Account Application and check were received by you) or, when your internal supervisory procedures are performed at a different location (the "Final Review Office"), you shall transmit the check and Account Application to the Final Review Office by noon of the next business day following your receipt of the Account Application and check. The Final Review Office will, by noon of the next business day following its receipt of the Account Application and check, forward both to the Underwriter as processing broker-dealer. If any Account Application solicited by you is rejected by the Company, the Account Application and check will be forwarded by the Company back to us for prompt return to the rejected subscriber.

     6. We will inform you in writing as to the jurisdictions in which we have been advised by the Company that the Certificates have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions; but we have not assumed and will not assume any obligation or responsibility as to your right to act as a broker with respect to the Certificates in any such jurisdiction. You agree that you will not make any offers except in states in which we may advise you that the Offering has been qualified or is exempt and further agree to assure that each person to whom you sell Certificates (at both the time of the initial purchase as well as at the time of any subsequent purchases) meets any special suitability standards which apply to sales in a particular jurisdiction, as described in the Blue Sky Memorandum and the Account Application. Neither we, nor the Company assume any

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obligation or responsibility in respect of the qualification of the Certificates
covered  by  the  Prospectus   under  the  laws  of  any  jurisdiction  or  your
qualification to act as a broker with respect to the Certificates in any jurisdiction. The Blue Sky Memorandum which has been or will be furnished to you indicates the jurisdictions in which it is believed that the offer and sale of Certificates covered by the Prospectus is exempt from, or requires action under, the applicable blue sky or securities laws thereof, and what action, if any, has been taken with respect thereto. It is understood and agreed that under no circumstances will you, as a Soliciting Dealer, engage in any activities hereunder in any jurisdiction in which you may not lawfully so engage or in any activities in any jurisdiction with respect to the Certificates in which you may lawfully so engage unless you have complied with the provisions hereof.

     7. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations in connection with this Agreement or the offer of Certificates other than those contained in the Prospectus, as then amended or supplemented, or any sales literature approved by us and the Company. You agree not to publish, circulate or otherwise use any other advertisement or solicitation material without our prior written approval. You are not authorized to act as our agent in any respect, and you agree not to act as such agent and not to purport to act as such agent.

     8. We shall have full authority to take such action as we may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. We shall not be under any liability (except for our own want of good faith and for obligations expressly assumed by us hereunder) for or in respect of the validity or value of or title to, the Certificates; the form of, or the statements contained in, or the validity of, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any other instrument executed by Church Loan Advisors, Inc., the Company's advisor (the "Advisor"), the Company or by others; the form or validity of the Distribution Agreement or this Agreement; the delivery of the Certificates; the performance by the Advisor, the Company or by any of them of any agreement on its or their part; the qualification of the Certificates for sale under the laws of any jurisdiction; or any matter in connection with any of the foregoing; provided, however, that nothing in this paragraph shall be deemed to relieve the Company or the undersigned from any liability imposed by the Act. No obligations on the part of the Company or the undersigned shall be implied or inferred herefrom.

     9. Under the Distribution Agreement, the Company has agreed to indemnify you and us and each person, if any, who controls you or us, in certain instances and against certain liabilities, including liabilities under the Act in certain circumstances. You agree to indemnify the Company and each person who controls it as provided in the Distribution Agreement and to indemnify us to the extent and in the manner that you agree to indemnify the Company in such Distribution Agreement.

     10. Each Soliciting Dealer hereby authorizes and ratifies the execution and delivery of the Distribution Agreement by us as Distribution for ourselves and on behalf of the Soliciting Dealers and authorizes us to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Each Soliciting Dealer hereby agrees to be bound by all provisions of the Distribution Agreement relating to Soliciting Dealers. Each Soliciting Dealer also authorizes us to exercise, in our discretion, all the authority or discretion now or hereafter vested in us by the provisions of the Distribution Agreement and to

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

take all such action as we may believe desirable in order to carry out the provisions of the Distribution Agreement and of this Agreement.

     11. This Agreement, except for the provisions of Sections 8 and 9 hereof, may be terminated at any time by either party hereto by two days' prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Distribution Agreement, except for the provisions of Sections 8 and 9 hereof.

     12. Any communications from you should be in writing addressed to us at American Investors Group, Inc., 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343, Attention: Philip J. Myers. Any notice from us to you shall be deemed to have been duly given if mailed, telegraphed or delivered by overnight courier to you at your address shown below.

     13. Nothing herein contained shall constitute the Soliciting Dealers or any
of  them   as  an   association,   partnership,   limited   liability   company,
unincorporated business or other separate entity.

     14. Prior to offering the Certificates for sale, each Soliciting Dealer shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company or the Advisor through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Certificates. In determining the adequacy of disclosed facts pursuant to the foregoing, each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

     (1)   items of compensation;
     (2)   loan policies and investment guidelines;
     (3)   tax aspects;
     (4)   financial stability and experience of the Company and the Advisor;
     (5)   conflicts and risk factors; and
     (6)   other pertinent reports.

Notwithstanding the foregoing, each Soliciting Dealer may rely upon the results of an Inquiry conducted by another Soliciting Dealer, provided that:

     (i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care;

     (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and

     (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company.

     Prior to the sale of the Certificates, each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Certificates during the term of the investment.

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     If the foregoing is in accordance with your understanding,  please sign and
return  the  attached  duplicate.   Your  indicated   acceptance  thereof  shall
constitute a binding agreement between you and us.

                                  Very truly yours,

                                  AMERICAN INVESTORS GROUP, INC.

---------------------------
                                  By
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                                         Philip J. Myers
                                  Its    President
Dated:
        -------------------

We confirm our agreement to act as a Soliciting Dealer pursuant to all the terms and conditions of the above Soliciting Dealer Agreement and the attached Distribution Agreement. We hereby represent that we will comply with the applicable requirements of the Act and the Exchange Act and the published Rules and Regulations of the Commission thereunder, and applicable blue sky or other state securities Laws. We confirm that we are a member in good standing of the FINRA. We hereby represent that we will comply with the FINRA rules and all rules and regulations promulgated by the FINRA.

Dated:
       --------------------          -------------------------------------------
                                     Name of Soliciting Dealer

                                     -------------------------------------------
                                     Address of Soliciting Dealer
--------------------
Federal Tax Identification Number

                                  By:
                                      ------------------------------------------
                                         Authorized Signature
                                  Title:
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Kindly have checks representing  commissions  forwarded as follows (if different than above):

Name of Firm:
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Address:
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Telephone:
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Attention:
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